                                 EXHIBIT 10.19

                              EMPLOYMENT AGREEMENT


      This is an Employment Agreement (the "Agreement"), dated as of March 1, 1997, between Romac International, Inc., a Florida corporation (the "Company", and Howard W. Sutter (the "Employee").

                                   BACKGROUND

      The Employee is currently serving as Vice President of the Company. The Company wishes to secure the continued services of the Employee and the Employee is willing to accept such employment on the terms and conditions set forth in this Agreement.

      Accordingly, the parties agree as follows:

                                      TERMS

      1. Employment. The Company hereby employs the Employee, and the Employee hereby accepts such employment, upon the terms and conditions set forth in this Agreement.

      2. Term. Subject to the provisions for termination contained in Section 6, the term of employment under this Agreement shall be for a period of three years commencing on March 1, 1997.

      3. Duties. The Employee shall be engaged as a full-time employee in the capacity of Vice President of the Company. The Employee shall be responsible for managing and supervising the Company's merger and acquisition program. In addition, the Employee shall perform such managerial duties and executive responsibilities as may be reasonably assigned to him by the Board of Directors of the Company.

      4. Compensation. (a) As compensation for services rendered by the Employee to the Company, the Company shall pay the Employee a salary of $160,000 per year, payable in equal semi-monthly installments. From time to time, the Board of Directors, in its discretion, may grant the Employee salary increases. The Employee shall also participate in the Company's bonus incentive pool, on such terms as the Board of Directors shall approve from time to time.

            (b) The Company shall provide to the Employee: (i) comprehensive health and major medical insurance coverage covering the Employee, his spouse, and his minor children, (ii) a life insurance policy with a nationally recognized carrier in a policy amount reasonably acceptable to the Employee, naming a beneficiary or beneficiaries designated by the Employee, and (iii) a long-term disability insurance policy with coverage reasonably acceptable to the Employee, in each case for the remaining term of this Agreement.

            (c) The Company shall reimburse the Employee on a monthly basis for all expenses reasonably incurred by the Employee in the performance of his duties under this Agreement; provided, however, that the Employee shall have previously furnished to the Company an itemized list of receipts and invoices in substantiation of such expenditures.

            (d) The Company shall provide suitable office space for the Employee, together with all necessary and appropriate support staff and secretarial assistance, equipment, stationery, books, and supplies.

            (e) The Employee shall be entitled to participate in any stock option, employee benefit, or other plans offered by the Company to its officers and directors on the terms specified therein.

            (f) The Employee shall be entitled to the use of a leased automobile at the Company's expense, which automobile shall be approved by the Board of Directors. The Company shall pay all license, registration, and insurance costs with respect to such automobile, and shall reimburse the Employee for all reasonable gasoline usage and for all reasonable, ordinary, and necessary repairs and maintenance with respect to such automobile, upon receipt of receipts and invoices in substantiation of such expenditures.

      5. Vacation. During the term of this Agreement, the Employee shall be entitled to take 4 weeks paid vacation per year, in addition to national holidays recognized by the Company as holidays for its personnel.

      6. Termination (a) The Employee's employment hereunder may be terminated at any time by:

                  (i)   mutual written agreement;

                  (ii)  the death of the Employee;

                  (iii) action of the Company for Cause, as defined in Subsection 6(c); or

                  (iv) action of the Employee for Good Reason, as defined in Subsection 6(d).

            (b) 60 days written notice and an opportunity to cure any default shall be given to the other party prior to termination by either party under Subsection 6(a)(iii) or 6(a)(iv).

            (c) For purposes of this Agreement, termination for "Cause" shall mean (i) the termination of the Employee in accordance with this Section 6 (including compliance with Subsection 6(b)) because of the willful and continued failure of the Employee to perform his duties under this Agreement (except any such failure resulting from illness or for Good Reason), or (ii) the permanent mental or physical disability of the Employee such that he is unable to perform his duties hereunder for a period of at least six consecutive months, as determined by a licensed physician. For purposes of this section, the phrase "willful and continued failure of the Employee to perform his duties" shall not be construed to mean the failure of the Employee to achieve any performance objectives of the Company, so long as the Employee is otherwise performing in good faith under this Agreement.

            (d) For purposes of this Agreement, "Good Reason" shall mean any of the following that shall occur without the Employee's written consent:

                  (i)   any material breach of this Agreement by the Company;

                  (ii) the assignment to the Employee of any duties inconsistent with, or any substantial diminution in, the Employee's status or responsibilities presently in effect;

                  (iii) the failure by the Company to provide the Employee with office space and adequate administrative support;

                  (iv) a reduction by the Company in the Employee's salary as established by this Agreement;

                  (v) a change in the principal place of the Employee's employment to a location outside of Broward County, Florida;

                  (vi) the failure by the Company to provide the Employee with insurance and other benefits provided for under this Agreement; or

                  (vii) the failure of any successor to the Company to assume and agree to perform this Agreement.

      7. Payments Following Termination. (a) If (i) the Employee is terminated (other than for Cause), or (ii) the Employee resigns for Good Reason, or (iii) the term of this Agreement expires and the parties have not mutually agreed upon an extension of the Employee's employment beyond February 29, 2000.

                  (1) The Company will, for a period of two years following the last day of the Employee's actual employment with the Company (the "Exit Date"), continue to pay the Employee his full compensation in effect at the time of the Exit Date (including providing all fringe benefits);

                  (2) The Company will, for a period of two years following the Exit Date, at its expense, arrange to provide continuing health and major medical insurance coverage substantially similar to the insurance coverage provided immediately prior to the Exit Date; and

                  (3) The Company shall reimburse the Employee for all legal fees, costs, and expenses (including, without limitation, legal fees and expenses on appeal) incurred by the Employee in enforcing this Agreement.

            (b) The Employee shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Section 7 be reduced by any compensation earned by the Employee as a result of employment by another employer or otherwise.

      8. Chance in Control. (a) Upon a Change in Control (as defined below) of the Company, the Company will make a lump sum payment to the Employee, not later than 30 days after the Change in Control occurs. This payment shall equal the lesser of (i) twice the Employee's annual salary under this Agreement or
(ii) the maximum amount allowed such that no payment under this Section 8 constitutes an excess parachute payment, taking into account all payments made under this Agreement or otherwise, for the purposes of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor statute. If the Employee holds any stock options of the Company, and if permissible under applicable regulations promulgated under the Code, the Company shall pay to the Employee the difference between the fair market value of a share of the Company's stock at the time of termination or resignation and the exercise price per share of any stock options held by the Employee (whether or not such options are presently exercisable) multiplied by the number of options held by the Employee. The amount payable under this Section 8 shall be determined by the Employee, subject to confirmation by the Chief Financial Officer of the Company.

            (b) For purposes of this Section 8, the phrase "Change in Control" means any replacement of 50% or more of the directors of the Company which follows and is directly or indirectly a result of any one or more of the following:

                        (i) A cash tender offer or exchange offer for the Company's common stock;

                        (ii) A solicitation of proxies other than by the Company's management or board of directors;

                        (iii) Acquisition of beneficial ownership of shares having 25% or more of the total number of votes that may be cast for the election of directors of the Company by a third party or a "group as defined in
Section 13(d)(3) of the Securities Exchange Act of 1934, for the purpose of changing control of the Company; or

                        (iv) Any merger, business combination, sale of assets, or other extraordinary corporate transaction undertaken for the purpose of changing control of the Company.

      9. Non-competition. (a) The Employee acknowledges that in the course of his employment hereunder, he will obtain knowledge of confidential matters essential to the business and competitive position of the Company, including, without limitation, customer lists, business strategies, financial information, and trade secrets that could unfairly disadvantage the Company were the Employee to engage in business activities competitive with the Company. The employee therefore agrees that he shall not, at any time during his employment hereunder and for a period of one year thereafter, regardless of the reason for the cessation of employment, accept employment as an officer, director or employee of, or be or become the owner of 10% or more of the outstanding equity interest of, or otherwise consult with or participate in the business of, any entity engaged in the business of providing staffing services in the areas of temporary personnel placement, executive search, or information systems consulting services, in any geographical areas within the United States which the Company has designated as a coverage area for one of its offices and which is in fact being serviced by that office.

            (b) If any covenant or provision contained in this Section 9 is found by a court of competent jurisdiction to be unreasonable in duration, geographical scope, or other character of restriction, the covenant or provision shall not be rendered unenforceable thereby, but rather the duration, geographical scope, or character of restriction of such covenant or provision shall be deemed automatically reduced or modified with retroactive effect to the extent necessary to render such covenant or provision enforceable, and such covenant or provision shall be enforced as modified.

      10. Non-Disclosure. The Employee shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge, or data of the Company obtained by him during his employment by the Company, which shall not be generally known to the public or recognized as standard practice (whether or not developed by him) and shall not, during his employment hereunder or after the termination of such employment, communicate or divulge any such information, knowledge, or data to any person, firm, corporation, entity, or group other than the Company or persons, firms, corporations, entities, or groups designated in writing by the Company.

      11. Specific Performance. The parties acknowledge and agree that damages in the event of a breach of the provisions of Section 9 or Section 10 by the Employee, though great and irreparable, would be difficult to ascertain, and therefore the Company, in addition to and without limiting any other remedy or right it may have at law or in equity or otherwise, shall have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and the Employee hereby waives any and all defenses he may have on the ground of inappropriateness of any such equitable relief.

      12. Assignment; Binding Effect. The Company may not assign its rights or delegate its duties hereunder without the Employee's prior written consent. The Employee may not delegate his duties or assign his rights hereunder, without the Company's prior written consent. This Agreement shall inure to the benefit of and be binding upon the Company's permitted successors and assigns, and shall inure to the benefit of and be binding upon the Employee's heirs, distributees and personal representatives.

      13. Severability. If any provision of this Agreement is held to be invalid, illegal, or unenforceable, in whole or in part, such invalidity shall not affect any otherwise valid provision, and all other valid provisions shall remain in full force and effect.

      14. Counterparts. This Agreement may be executed in two more counterparts, each of which shall be deemed an original, and all of which together shall constitute one document.

      15. Titles. The titles and headings preceding the text of the sections of this Agreement have been inserted solely for convenience of reference and do not constitute a part of this Agreement or affect its meaning, interpretation, or effect.

      16. Waiver. The failure of either party to insist in any one or more instances upon performance of any terms or conditions of this Agreement shall not be construed as a waiver of future performance of any such term, covenant, or condition, and the obligations of either party with respect to such term, covenant, or condition shall continue in full force and effect.

      17. Entire Agreement; Modification. This Agreement supersedes all previous agreements, negotiations, or communications between the Employee and the Company with respect to the subject matter hereof, and contains the complete and exclusive expression of the understanding between the parties. This agreement cannot be amended, modified, or supplemented in any respect except by a subsequent written agreement entered into by both parties.

      18. Notice. Any notice required or permitted to be given under this Agreement shall be in writing and personally delivered or sent by Federal Express or other nationally recognized overnight delivery service, postage pre-paid, and addressed as follows:

            To the Company:

                  Romac International, Inc.
                  120 West Hyde Park Place
                  Suite 150
                  Tampa, Florida 33606


            To the Employee:

                  Mr. Howard W. Sutter
                  12566 Classic Drive
                  Coral Springs, Florida 33071

      19. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Florida.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date and year first above written.

                                        ROMAC INTERNATIONAL, INC.

                                        By: /s/ David L. Dunkel
                                           --------------------------
                                           David L. Dunkel, President

                                        EMPLOYEE

                                        /s/ Howard W. Sutter
                                        -----------------------------
                                        Howard W. Sutter